Exhibit 99.1

Altaba Inc.

Unaudited Consolidated Statement of Assets & Liabilities

(in thousands, except per share amounts)

	March 31, 2018	December 31, 2017
ASSETS
Cash	$2	$137
Foreign currency (cost $263)	273	268
Receivable for investment securities sold	4,771	—
Interest receivable	22,847	13,810
Unaffiliated investments, at value including:	7,414,713	4,799,771
Marketable securities, $6,808,028 as of March 31, 2018
Equity securities and call options, $606,685 as of March 31, 2018
Affiliated investments	79,884,223	75,587,070
Investment in controlled affiliate	640,000	665,000
Dididend receivable	160,446	—
Other assets	157,497	137,030

Total assets	$88,284,772	$81,203,086

LIABILITIES
Convertible notes	$1,388,078	$1,369,986
Margin loan payable	3,011,077	—
Deferred tax liabilities on unrealized appreciation	16,709,235	15,692,493
Deferred and other tax liabilities	1,259,994	1,254,270
Written warrants (premiums received $124,775)	371,976	276,009
Payable to directors, officers and employees	9,720	5,342
Payable to advisors	275	833
Other liabilities	122,342	118,234

Total liabilities	$22,872,697	$18,717,167

Net assets	$65,412,075	$62,485,919

Shares outstanding	817,891,818	824,921,315
NAV per share	$79.98	$75.75

Shares outstanding rollforward:
Shares outstanding at December 31, 2017	824,921,315
Share repurchases	(7,029,497)

Shares outstanding at March 31, 2018	817,891,818